[Exhibit 10.1]

AGREEMENT

This AGREEMENT made as of this 31st day of  October 31, 2009, by and between William T. Wilkinson, individually and doing business as Innovation Industries, hereinafter, (“II/Wilkinson”), with an address of  The Wharf, 2501 Sea Port Drive, Chester, Pa. 19013, and Universal Capital Management, Inc.  with an address of  2601 Annand Drive, Suite 16, Wilmington, DE  19808 hereinafter, (“Manager”).

Background

WHEREAS, Wilkinson/II is the holder of certain intellectual property rights in and to certain sports/exercise, hand/wrist technology (non medical/rehabilitation), a.k.a. “GetaGrip”, (with a wholesale price of less than $50), as more specifically described in Exhibit “A” hereto; and

WHEREAS, Manager desires to provide management services to Wilkinson/II pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Services. Manager shall provide management services to Wilkinson/II for a fee of five hundred thousand dollars ($500,000.00), the “Agreement”, payable over a period of twenty-four months (24).

2.

Transfer of Assets. In further consideration of the Agreement, Wilkinson/II  hereby agrees to assign and transfer to Manager, as of the date of this Agreement, a five percent (5%) undivided share of  Wilkinson/II’s right, title and interest in and to all the net proceeds from the sports/exercise, hand/wrist exercise  technology, a.k.a. “GetaGrip”.

3.

Acquired Assets.  The assets described in Section 3 hereof are hereinafter referred to as the "Acquired Assets."   Wilkinson/II represent to Manager that Wilkinson/ II has good and marketable title in and to all of the Acquired Assets, and that the Acquired Assets are not subject to any valid and perfected security interest. Wilkinson/II represents and warrants that it has the authority to transfer the Acquired Assets, and that the transfer of same shall be free and clear of any and all liens, claims and encumbrances.

4.

Sale of Acquired Assets. If Manager desires to sell/assign all or any part of its 5% share of net proceeds, Manager must first offer it in writing to Wilkinson/II. Wilkinson/II will have 30 days from the date of receiving the written offer to accept/reject it.

5.

Additional Considerations.  In further consideration of the Agreement, Wilkinson/II agrees as follow:

(a)

II/Wilkinson shall provide to Manager written quarterly financial statements on the ‘GetaGrip sports/exercise product, in conjunction with the quarterly product royalty payments.

(b)

Manager will receive consideration to invest in other II/Wilkinson exercise products, in the event II/Wilkinson elect to seek outside Managers.  II/Wilkinson will have the sole discretion to determine the product, and the amount of such investment.

(c)

Manager hereby agrees not interfere in any way with II/Wilkinson’s use of the patents listed in Exhibit A, to finance, license, develop or sell other GetaGrip non sports markets, such as the medical rehabilitation,  government, industrial, or educational.

6.

Repayment of Obligation. Wilkinson/II intends to repay the obligation evidenced by the Agreement through, among other things: (a) the sale and/or licensing of the Acquired Assets; and (b) Wilkinson’s/II’s other sources of income.

7.

Profit Participation. Upon the completion of the first year of sales, Manager will receive a five percent (5%) undivided share of the net profit.

8.

Sale of the “GetaGrip Consumer Technology.  In the event a sale or offering of the entire GetaGrip consumer interest is consummated:

(a)

Manager shall agree to transfer, in connection with such sale,  the Acquired Assets at the fair market value established for the Acquired Assets. For purposes of this Section, the fair market value of the Acquired Assets shall be equal to five percent (5%) of the purchase price for the entire GetaGrip Sports interest. Wilkinson/II agrees to consult with Manager, prior to any such sale or offering.

(b)

Manager shall cooperate fully with Wilkinson/II in the transfer of the GetaGrip sports assets to any purchaser, and shall not, in any way, impede or hinder the sale or transfer of such interest.

9.

Binding Effect.  This Agreement and all other agreements executed in connection herewith are and will be the legal, valid and binding obligations of each party hereto, enforceable against each in accordance with their respective terms.

11.

Further Assurances.  Wilkinson and Manager agree to execute all such documents and take all such action reasonably necessary to carry out the provisions hereof.

12.

Miscellaneous.

(a)

This Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto, their successors and assigns; provided, however, that can assign his rights hereunder only upon Wilkinson/II’s prior written consent.

(b)

This Agreement and the documents executed in connection herewith shall supersede all prior agreements, documents or other instruments with respect to the matters covered hereby.  This Agreement may be amended only by an instrument in writing, duly signed by or on behalf of the parties hereto.

(c)

Wilkinson/II can assign this Agreement to another entity, if such entity assumes all of the obligations herein due to the Manager.

(d)

The terms of this Agreement shall be governed by, and interpreted and construed in accordance with the provisions of, the laws of the State of Pennsylvania.

(e)

 Any notice, request, instruction or other document to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, addressed as follows:

If to:  II/Wilkinson:

William T. Wilkinson

P.O. Box 45

Media, Pa. 19063

If to:  Theresa Hoffmann

Universal Capital Management, Inc.

2601 Annand Drive, Suite 16

Wilmington, DE  19808

Any party may from time to time change its address for purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the parties to be charged therewith.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.

WITNESS:

_____________________________

____________________________________

William T. Wilkinson, Individually and

d/b/a Innovation Industries

WITNESS:

_____________________________

____________________________________

Michael D. Queen, Universal Capital Management